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    United States Bankruptcy Court                PROOF OF CLAIM
    Southern District of New York
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In re                                       Case Number
         Home Holdings Inc.                      98 B 40319 (JHG)
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NOTE: This form should not be used to make a claim for an administrative expense arising after the commencement of the case. A "request" of payment of an administrative expense may be filed pursuant to 11 U.S.C. ss. 503.
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Name of Creditor (The person or entity to whom the debtor owes money or property)

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Name and Addresses Where Notices Should be Sent

Telephone No. (            )
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|_|   Check box if you are aware that anyone else has filed a proof of claim relating to your claim. Attach copy of statement giving particulars.

|_| Check box if you have never received any notices from the bankruptcy court in this case.

|X| Check box if the address differs from the address on the envelope sent to you by the court.
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                                THIS SPACE IS FOR
                                 COURT USE ONLY
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ACCOUNT OR OTHER NUMBER BY WHICH CREDITOR IDENTIFIES DEBTOR:


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Check here if this claim |_| replaces |_| amends a previously filed claim, dated
______________________
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1. BASIS FOR CLAIM

    |_| Goods sold
    |_| Services performed
    |_| Money loaned
    |_| Personal injury/wrongful death
    |_| Taxes
    |_| Other (Describe briefly) _____________________________________
    |_| Retiree benefits as defined in 11 U.S. C.ss.1114(a)
    |_| Wages, salaries, and compensations (Fill out below)
        Your social security number __________________________________
        Unpaid compensations for services performed from (date)
                         to                   (date)
        ----------------    ----------------
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2. DATE DEBT WAS INCURRED

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3. IF COURT JUDGMENT, DATE OBTAINED

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4. CLASSIFICATION OF CLAIM. Under the Bankruptcy Code all claims are classified as one or more of the following: (1) Unsecured Nonpriority. (2) Unsecured Priority. (3) Secured. It is possible for part of a claim to be in one category and part in another.

CHECK THE APPROPRIATE BOX OR BOXES that best describe your claim and STATE THE AMOUNT OF THE CLAIM.

|_| SECURED CLAIM $_____________________________________________________________

    Attach evidence of perfection of security interest

    Brief Description of Collateral:

    |_| Real Estate  |_| Motor Vehicle  |_| Other (Describe briefly)

    Amount of arrearage and other charges included in secured claim above, if any $___________________________________________________________________________

|_| UNSECURED NONPRIORITY CLAIM ________________________________________________

    A claim is unsecured if there is no collateral or lien on property of the debtor securing the claim or to the extent that the value of such property is less than the amount of the claim.

|_|UNSECURED PRIORITY CLAIM $___________________________________________________

Specify the priority of the claim.

|_| Wages, salaries, or commissions (up to $4000), earned not more than 90 days before filing of the bankruptcy petition or cessation of the debtor's business, whichever is earlier - 11 U.S.C. ss.507(a)(3)

|_| Contributions to an employee benefit plan - 11 U.S.C. ss.507(a)(4)

|_| Up to $1,800 of deposits toward purchase, lease, or rental of property or services for personal, family, or household use - 11 U.S.C. ss.507(a)(6)

|_| Taxes or penalties of governmental units - 11 U.S.C. ss.507(a)(8)

|_| Other - 11 U.S.C. ss.ss.507(a)(2), (a)(5)- (Describe briefly)
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5.  TOTAL AMOUNT OF
    CLAIM AT TIME    $             $             $             $
                      -----------   -----------   -----------   -----------
    CASE FILED:       (Unsecured)    (Secured)    (Priority)       (TOTAL)

|_| Check this box if claim includes prepetition charges in addition to the principal amount of the claim. Attach itemized statement of all additional charges.
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6. CREDITS AND SETOFFS: The amount of all payments on this claim has been credited and deducted for the purpose of making this proof of claim. In filing this claim, claimant has deducted all amounts that claimant owes to debtor.

7. SUPPORTING DOCUMENTS: Attach copies of supporting documents, such as promissory notes, purchase orders, invoices, itemized statements of running accounts, contracts, court judgments, or evidence of security interests. If the documents are not available, explain. If the documents are voluminous, attach a summary.

8. TIME-STAMPED COPY: To receive an acknowledgment of the filing of your claim, enclose a stamped, self-addressed envelope and copy of this proof of claim.
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Date                           Sign and print the name and title, if any, of the
                               creditor or other person authorized to file this claim (attach copy of power of attorney, if any).

                                                           Print:
                               Name                        Title:
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                                THIS SPACE IS FOR
                                 COURT USE ONLY

Penalty for presenting fraudulent claim: Fine of up to $500,000 or imprisonment for up to 5 years, or both. 18 U.S.C.ss.ss.152 and 3571.